UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 13, 2011

CHINANET ONLINE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52672	90-0617940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 011-86-51600828

____________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 13, 2011, the Board of Directors of ChinaNet Online Holdings, Inc. (the “Company”) set June 15, 2011 as the date for the Company’s 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”).  The record date for stockholders eligible to vote at the 2011 Annual Meeting will be April 28, 2011.

The date of the upcoming 2011 Annual Meeting is more than 30 days before the anniversary of the Company’s 2010 Annual Meeting of stockholders.  Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholders may present proposals for inclusion in the Company's proxy statement for the 2011 Annual Meeting by submitting their proposals to the Company a reasonable time before the Company begins to print and send its proxy materials.  As a result, and in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, stockholders interested in submitting a proposal for inclusion in the Company’s proxy materials must deliver such proposal so that it is received by the Company no later than the close of business on April 25, 2011.  Proposals should be sent to: ChinaNet Online Holdings, Inc., No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195, Attn: Secretary.  In order to be included in the Company’s proxy statement, such proposals must comply with all of the requirements of Rule 14a-8.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2011	CHINANET ONLINE HOLDINGS, INC.

	By:	/s/ Zhige Zhang
Name: Zhige Zhang
Title: Chief Financial Officer